EXHIBIT 23.1


                 [Dale Matheson Carr-Hilton LaBonte letterhead]


December 15, 2004



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: LEXINGTON RESOURCES, INC. - FORM SB-2 REGISTRATION STATEMENT

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated December 15, 2004, of the following:

o Our report to the Stockholders and Board of Directors of Lexington Resources, Inc. dated February 19, 2004, except for Note 11 which is dated March 12, 2004 on the financial statements of the Company as at December 31, 2003 and for the period from September 29, 2003 (inception) to December 31, 2003.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,





DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS
VANCOUVER, BRITISH COLUMBIA